UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2018

Soldino Group Corp

(Exact name of registrant as specified in Charter)

Nevada	333-218733	35-2583762
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Unit  304-307A, 3/F Houston Center,

No. 63 Mody Road, Kowloon, Hong Kong.

(Address of Principal Executive Offices)

852 25565499

(Registrant’s telephone number)

Via Busco, 4, Spresiano, Treviso

31027 Italy

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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--  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

--  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

--   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

--   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2018, Aurora Fiorin resigned as the President, Treasurer, Secretary and Director of Soldino Group Corp (the “Company”). Ms. Fiorin’s resignation as President, Treasurer and Secretary  was effective immediately. Ms Fiorin’s resignation as a Director will be effective ten (10) days following the filing by the Company of the Information Statement on Schedule 14f-1 with the United States Securities and Exchange Commission. Prior to Ms. Fiorin’s, resignation, she appointed Ms. Shaoyin Wu as the new President and Chief Executive Officer of the Company and Mr. Kim Lee Poh as the Company’s new Chief Financial Officer and Secretary. Messrs. Wu and Poh were appointed as the new board members of the Company together with Mr. Jian Yang. There were no disagreements between Ms. Fiorin  and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in their resignation.

Ms. Wu, 35, is currently a group vice president of Yi Jia International Group Limited operating in the sales and marketing of skin care products and is in charge of the formulation of its policy and strategy and the management of its global research center and Hong Kong and Macau operation. Ms. Wu is a graduate of The Open University of China in administration and management.

Mr. Poh, 56, has held numerous senior management positions with various Asian companies.  He is currently a group vice president of  Yi Jia International Group Limited operating in the sales and marketing of skin care products and is in charge of its overseas business set up.  Mr. Poh previously served as a vice president (overseas operations) of Leading Global Sdn Bhd, a Malaysian company operating in the sales and marketing of cosmetics and health products and was in charge of its overseas business development and operation set up, from July 2012 to December 2013.  He was the chief financial officer of Phydoly Biotechnology Sdn Bhd, a Malaysian company operating in the sales and marketing of energy and health products, from June 2005 to December 2006.  Mr. Poh attended Systematic College in Malaysia studying Chartered Institute of Management Accountants Stage 2.

Mr. Yang, 43, is currently a group vice president of Yi Jia International Group Limited operating in the sales and marketing of skin care products and is in charge of its global information management center. Mr. Yang is a graduate of Beijing Normal University in mathematics education.

Name	Age	Positions
Shaoyin Wu	35	Chairman of the Board of Directors, Chief Executive Officer and President
Kim Lee Poh	56	Director, Chief Financial Officer and Secretary
Jian Yang	43	Director

There are no employment agreements between the Company and Messrs. Wu, Poh and Yang, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Messrs. Wu, Poh and Yang. There have been no transactions to which the Company was or is to be a party, in which Messrs. Wu, Poh and Yang had, or will have, a direct or indirect material interest.

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SIGNATURES

               Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                            SOLDINO GROUP CORP

                                                                            By: /s/ Shaoyin Wu

                                                                            Name:  Shaoyin Wu

                                                                            Title: Chief Executive Officer

Date: November 1, 2018

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